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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): October 10, 2002

                            ORCHID BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                     000-30267                    22-3392819
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 (State or other                (Commission                  (IRS Employer
 jurisdiction of                File Number)               Identification No.)
  incorporation)

                                4390 US Route One
                               Princeton, NJ 08540
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 750-2200

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

On October 11, 2002, Orchid BioSciences, Inc. ("Orchid") issued a press release announcing that it provided an update on its business strategy as part of its presentation at the UBS Warburg Global Life Sciences Conference on October 10, 2002. Orchid intends to phase out the SNP genotyping instruments and related consumables offered by its Orchid Life Sciences strategic business unit. Orchid plans to continue to provide advanced clinical-quality SNP genotyping services to the pharmaceutical industry. Orchid also expects to continue to leverage its leading SNP technology in providing genoprofiling services through its business units which focus on the identity genomics, diagnostics and personalized healthcare markets.

Orchid also announced that it is currently assessing various options for its SNP tools business and expects actions to be finalized by the end of the year. Orchid is seeking marketing partnerships and other arrangements or forms of disposition are being sought. While Orchid is not yet able to determine the definitive financial effect of this action, the company expects it to have a minimal impact on 2002 top-line revenues, which Orchid currently estimates to be approximately $65 million. Orchid reiterated its expectation of achieving profitability in the fourth quarter of 2003.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

(c)   Exhibits.

      99.1       Press release dated October 11, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ORCHID BIOSCIENCES, INC.
                                      (Registrant)

Date: October 15, 2002                /s/ Dale R. Pfost
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                                      Name:  Dale R. Pfost
                                      Title: President and CEO